                                                    Registration No. 333-_______

    As filed with the Securities and Exchange Commission on January 20, 1998

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -----------------

                                W. H. BRADY CO.
             (Exact name of registrant as specified in its charter)

                 WISCONSIN                                 39-0178960
      (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                   Identification No.)

         6555 West Good Hope Road
               P.O. Box 571
           Milwaukee, Wisconsin                            53201-0571
 (Address of Principal Executive Offices)                  (ZIP Code)

                              -----------------

                                 BRADYGOLD PLAN
                            (Full title of the plan)

                              -----------------

            THOMAS E. SCHERER                               Copy to:
  Vice President and Assistant Secretary            CONRAD G. GOODKIND, ESQ.
             W. H. Brady Co.                             Quarles & Brady
         6555 West Good Hope Road                   411 East Wisconsin Avenue
               P.O. Box 571                        Milwaukee, Wisconsin  53202
     Milwaukee, Wisconsin 53201-0571
                    (Name and address of agent for service)

                                 (414) 358-6600
         (Telephone number, including area code, of agent for service)

                        Calculation of Registration Fee

===============================================================================================================
                                                                PROPOSED           PROPOSED
                                                                 MAXIMUM            MAXIMUM          AMOUNT OF
        TITLE OF SECURITIES                AMOUNT TO BE      OFFERING PRICE        AGGREGATE       REGISTRATION
        TO BE REGISTERED                  REGISTERED(1)        PER SHARE       OFFERING PRICE(2)        FEE
        ----------------                  -------------        ---------       -----------------        ---
  Class A Nonvoting Common Stock,
     par value $.01 per share             200,000 shares          (2)             $6,025,000          $1,777
===============================================================================================================

(1) The BradyGold Plan (the "Plan") contemplates the purchase of up to 200,000 shares of Class A Nonvoting Common Stock, par value $.01 per share ("Class A Common Stock"). The Plan provides for possible adjustment of the number, price and kind of shares in the event of certain capital or other changes affecting the Registrant's Class A Common Stock. This Registration Statement therefore covers, in addition to the above stated 200,000 shares, an indeterminate number of shares that may become subject to the Plan by means of any such adjustment.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon $30.125 per share for 200,000 shares, which is the average of the high and low sales prices of the Registrant's Class A Common Stock on the Nasdaq/NMS on January 16, 1998, as reported in the Midwest Edition of the Wall Street Journal.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by W. H. Brady Co. (the "Registrant") (Commission File No. 0-12730) with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, (the "1934 Act") are incorporated herein by reference:

         (a) Annual Report on Form 10-K for the fiscal year ended July 31, 1997 dated October 29, 1997.

         (b) Quarterly Report on Form 10-Q for the three months ended October 31, 1997, dated December 5, 1997.

         (c) That portion of the Registrant's Registration Statement on Form 8-A that describes the Registrant's Class A Nonvoting Common Stock in Item 1 thereof, which incorporates the description from the description of Registrant's Capital Stock contained in the Registrant's Registration Statement on Form S-1 (Registration Statement No. 2-91287), effective June 25, 1984, as updated by the description contained in Registrant's Form 10-Q for the quarter ended October 31, 1995, and including any future amendment or report filed for the purpose of updating such description.

         Pursuant to Instruction A.2. to Form S-8 and the Commission's interpretations thereunder, the Item 3 requirement pertaining to incorporation by reference in this Registration Statement of the Plan's most recent annual report is not applicable.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.  See Item 3(b) above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the shares of Common Stock registered hereunder will be passed on for the Registrant by Quarles & Brady, the Registrant's legal counsel. The Registrant's Secretary, Peter J. Lettenberger, is a partner of Quarles & Brady which serves as counsel to the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Chapter 180 of the Wisconsin Statutes includes provisions for indemnification by a corporation of a director or officer against certain liabilities and expenses incurred by him or her in any proceeding (whether threatened, pending or completed, and whether brought by the corporation or any other person) to which he or she was a party because of being a director or officer. In general, under these provisions (1) a corporation is required to indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of any such proceeding, for all reasonable expenses incurred in the proceeding, and (2) in other cases, the corporation is required to indemnify a director or officer against liabilities (including, among other things, judgments, penalties, fines and reasonable expenses) incurred in any such proceeding unless liability was incurred because he or she breached or failed to perform a duty to the corporation and the breach or failure constitutes any of the following: (a) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which he or she has a material conflict of interest, (b) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful, (c) a transaction from which he or she derived an improper personal profit, or (d) willful misconduct. The provisions specify that the termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification is not required. Also, the provisions permit a corporation to pay or reimburse reasonable expenses as incurred if the director or officer affirms his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation and undertakes to make repayment to the extent it is ultimately determined that indemnification is not required. With specified exceptions, these provisions do not preclude additional indemnification. Chapter 180 specifically provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance, to the extent required or permitted generally thereunder, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

         Chapter 180 of the Wisconsin Statutes also provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification referred to above.

         The Bylaws of the Registrant provide generally for mandatory indemnification of directors and officers of the Registrant to the fullest extent permitted by law.

         Officers and directors of the Registrant may be covered by insurance policies purchased by the Registrant, under which they are insured (subject to exceptions and limitations specified in the policies) against expenses and liabilities arising out of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index following the Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S- 8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on January 19, 1998.

                                        W. H. BRADY CO.
                                        (Registrant)


                                        By:   /s/ Frank M. Jaehnert
                                           -------------------------------------
                                           Frank M. Jaehnert
                                           Vice President and Chief Financial
                                           Officer (Principal Financial and
                                           Accounting Officer)

                              --------------------

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Katherine M. Hudson and Peter J. Lettenberger, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                              --------------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

SIGNATURE                                         TITLE

 /s/ K. M. Hudson                                 President and Director
------------------------------------------        (Principal Executive Officer)
K. M. Hudson

 /s/ P. J. Lettenberger                           Director and Secretary
-------------------------------------------
P. J. Lettenberger

 /s/ R. A. Bemis                                  Director
------------------------------------------
R. A. Bemis

                                                  Director
------------------------------------------
F. W. Harris

 /s/ R. C. Buchanan                               Director
------------------------------------------
R. C. Buchanan

/s/ R. D. Peirce                                  Director
------------------------------------------
R. D. Peirce

                                                  Director
------------------------------------------
G. E. Nei


--------------------
         * Each of these signatures is affixed as of January 19, 1998.

                                W. H. BRADY CO.
                               (THE "REGISTRANT")
                         (COMMISSION FILE NO. 0-12730)

                                 EXHIBIT INDEX
                                       TO
                        FORM S-8 REGISTRATION STATEMENT



   EXHIBIT                                                   INCORPORATED HEREIN               FILED
   NUMBER                   DESCRIPTION                        BY REFERENCE TO                HEREWITH
   ------                   -----------                   ------------------------            --------
 4.1          Restated Articles of Incorporation of     Exhibit 4.1 to Registrant's
              the Registrant                            Registration Statement  No.
                                                        333-04155 on Form S-3


 4.2          Bylaws of the Registrant                  Registrant's Annual Report on
                                                        Form 10-K for the fiscal year
                                                        ended July 31, 1989



 5            Opinion of Counsel                                                                 X


 23.1         Consent of Deloitte & Touche LLP                                                    X



 23.2         Consent of Counsel                                                        Contained in Opinion
                                                                                        filed as Exhibit 5


 24           Powers of Attorney                                                        Signatures Page to
                                                                                        this Registration
                                                                                        Statement
